CERTIFICATE OF DESIGNATIONS
                     OF RIGHTS, PREFERENCES, PRIVILEGES AND
                            RESTRICTIONS OF SERIES B
                         CONVERTIBLE PREFERRED STOCK OF
                                ADATOM.COM, INC.

         Adatom.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware(the "Corporation"), in accordance with the provisions of Section 151(g) thereof, DOES HEREBY CERTIFY that, by unanimous written consent in lieu of a meeting of the Board of Directors of the Corporation dated September 22, 2000:

         FIRST: The following resolution was duly adopted by the Board of Directors of the Corporation:

         RESOLVED, that pursuant to Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation, there be and hereby is authorized and created one series of Preferred Stock, hereby designated as Series B Convertible Preferred Stock to consist of one thousand one hundred (1,200) shares, with a par value $0.01 per share and a stated value of $1,000 per share (the "Stated Value"), and that the designations, preferences and relative, participating, optional or other rights of the Series B Convertible Preferred Stock (the "Series B Preferred Stock") and qualifications, limitations or restrictions thereof, shall be as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1 Definitions. The terms defined in this Article whenever used in this Certificate of Designations have the following respective meanings:

                  "ADDITIONAL  CAPITAL  SHARES"  has the  meaning  set  forth in
Section 5.1(c).

                  "AFFILIATE" has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

                  "ADDITIONAL AMOUNT" means the result of the following formula:
[(0.06)(N/365)($1,000)], where N means the number of days from, but excluding the Issue Date through and including (1) the Conversion Date for the Series B Preferred Stock for which conversion is being elected, or (2) such other date of determination, as the case may be.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

                  "CAPITAL SHARES" means the Common Shares and any other shares of any other class or series of common stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets upon dissolution, liquidation or winding-up) of the Corporation.

                  "CLOSING DATE" has the meaning set forth in the Securities Purchase Agreement.

                  "CLOSING PRICE" per share of Common Stock means the closing bid price as reported on the Principal Market for the Trading Day immediately preceding the Closing Date.

                  "COMMON SHARES" or "COMMON STOCK" means shares of common stock, $0.01 par value, of the Corporation.

                  "COMMON STOCK ISSUED AT CONVERSION" when used with reference to the securities issuable upon conversion of the Series B Preferred Stock, means all Common Shares now or hereafter outstanding and securities of any other class or series into which the Series B Preferred Stock hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

                  "CONVERSION AMOUNT" has the meaning set forth in Section 5.1.

                  "CONVERSION DATE" means any day on which all or any portion of shares of the Series B Preferred Stock is converted in accordance with the provisions hereof.

                  "CONVERSION NOTICE" has the meaning set forth in Section 5.2.

                  "CONVERSION PRICE" means on any date of determination the applicable price for the conversion of shares of Series B Preferred Stock into Common Shares on such day as set forth in Section 5.1.

                  "CONVERSION RATIO" on any date means determination of the applicable percentage of the Market Price for conversion of shares of Series B Preferred Stock into Common Shares on such day as set forth in Section 5.1.

                  "CORPORATION" means Adatom.com, Inc., a Delaware corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Corporation's assets, or otherwise.

                  "CURRENT MARKET PRICE" on any date of determination means the closing bid price of a Common Share on such day as reported on the Principal Market.

                  "EFFECTIVE DATE" means the date upon which the Registration Statement, as defined in the Registration Rights Agreement, is declared effective by the SEC.

                  "HOLDER" means the persons signatory to the Securities Purchase Agreement (other than the Corporation), any successor thereto, or any Person to whom the Series B Preferred Stock is subsequently transferred in accordance with the provisions hereof.

                  "ISSUE DATE" means the date upon which the shares of Series B Preferred Stock being sold pursuant to the Securities Purchase Agreement are issued.

                  "MARKET DISRUPTION EVENT" means any event that results in a material suspension or limitation of trading of Common Shares on the NASDAQ.

                  "MARKET PRICE" on any given date shall mean the average of the two lowest closing bid prices of the Common Stock on the Principal Market as reported by Bloomberg L.P. for any Valuation Period.

                  "MAXIMUM  CONVERSION  PRICE"  has the  meaning  set  forth  in
Section 5.1.

                  "OUTSTANDING" when used with reference to Common Shares or Capital Shares (collectively, "Shares"), means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding warrants, options, scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or indirectly owned or held by or for the account of the Corporation or any Subsidiary of the Corporation shall not be deemed "Outstanding" for purposes hereof.

                  "PERSON" means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

                  "PRINCIPAL MARKET" shall mean the NASDAQ National Market, the NASDAQ SmallCap Market, the American Stock Exchange, the New York Stock Exchange, or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock.

                  "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement related to the Series B Preferred Stock between the Corporation and the other persons signatory to the Securities Purchase Agreement.


                  "SEC"  means  the   United  States  Securities  and   Exchange
Commission.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

                  "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement related to the Series B Preferred Stock between the Corporation and the other persons signatory thereto.

                  "SERIES B PREFERRED STOCK" means the Series B Convertible Preferred Stock of the Corporation or such other convertible Preferred Stock exchanged therefor as provided in Section 2.1.

                  "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Corporation.

                  "TRADING DAY" means any day on which purchases and sales of securities authorized for quotation on the Principal Market are reported thereon and on which no Market Disruption Event has occurred.

                  "VALUATION EVENT" has the meaning set forth in Section 5.1.

                  "VALUATION   PERIOD"   means  the  ten   Trading   Day  period
immediately preceding the Conversion Date.

                   All references to "cash" or "$" herein means currency of the United States of America.

                                    ARTICLE 2
                                      RANK


                  The Series B Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to any class or series of capital stock of the Corporation hereafter created other than "Pari Passu Securities" (collectively, with the Common Stock, "Junior Securities"); and (iii) pari passu with any class or series of capital stock of the Corporation hereafter created specifically ranking on parity with the Series B Preferred Stock ("Pari Passu Securities").

                                    ARTICLE 3
                                    DIVIDENDS

                  No holder of Series B Preferred Stock shall be entitled to receive any dividends.


                                    ARTICLE 4
                             LIQUIDATION PREFERENCE

                  (a) If  the Corporation shall commence a  voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series B Preferred Stock, subject to Article 4, shall have received the Liquidation Preference (as defined in subparagraph(c) of this Article 4) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series B Preferred Stock and holders of any class or series of capital stock ranking on a parity as to preference upon liquidation ("Pari Passu Securities") with the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series B Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

                  (b) At the option of each Holder, the sale, conveyance of disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to, such transaction an amount equal to the Liquidation Preference with respect to each outstanding share of Series B Preferred Stock in accordance with and subject to the terms of this Article 4; provided, that all holders of Series B Preferred Stock shall be deemed to elect the option set forth above if at least a majority in interest of such holders elect such option. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

                  (c) For purposes hereof, the "Liquidation Preference" with respect to a share of the Series B Preferred Stock shall mean an amount equal to the sum of (i) the Stated Value thereof, plus (ii) the Additional Amount.

                  (d) The Series B Preferred Stock shall rank on a parity with the Corporation's Series A Convertible Preferred Stock as to the distribution of the assets of the Corporation upon liquidation, dissolution or winding up of the Corporation.

                                    ARTICLE 5
                     CONVERSION OF SERIES B PREFERRED STOCK

         SECTION 5.1 Conversion; Conversion Price. Subject to the terms, conditions and restrictions of this Section 5, at the option of the Holder, commencing on the Issue Date, the shares of Series B Preferred Stock may be converted into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share), equal to the sum of the Additional Amount and the Stated Value of such share or shares of Series B Preferred Stock (such sum being hereinafter referred to as the "Conversion Amount"), divided by the Market Price, after discounting the Market Price by 15% to determine the conversion price (the "Conversion Price"); provided that in no event shall the Conversion Price be greater than 115% of the Market Price on the Issue Date (the "Maximum Conversion Price"). The right of each holder to convert shares of Series B Preferred Stock into shares of Common Stock is subject to the limitations set forth in Sections 5.10 and 5.11 below, and for the purpose of complying with the limitation in Section 5.11, shall be prorated among the original purchasers of the shares of Series B Preferred Stock (the "Initial Holders") and their transferees, if any, based upon the number of shares of Series B Preferred Stock purchased by the Initial Purchasers.

         Within two (2) Business Days of the occurrence of a Valuation Event, the Corporation shall send notice (the "Valuation Event Notice") of such occurrence to the Holder. Notwithstanding anything to the contrary contained herein, if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately following the occurrence of such Valuation Event and end on the Conversion Date; provided, further, that the Holder may, in its discretion, postpone such Conversion Date to a Trading Day which is no more than three (3) Trading Days after the occurrence of the latest Valuation Event by delivering a notification to the Corporation within two (2) Business Days of the receipt of the Valuation Event Notice. In the event that the Holder deems the Valuation Period to be other than the three (3) Trading Days immediately prior to the Conversion Date, the Holder shall give written notice of such fact to the Corporation in the related Conversion Notice at the time of conversion.

         For purposes of this Section 5.1, a "Valuation Event" shall mean an event in which the Corporation at any time during a Valuation Period takes any of the following actions:

         (a)      subdivides or combines its Capital Shares;

         (b)      makes any distribution of its Capital Shares;

         (c) issues any additional Capital Shares (the "Additional Capital Shares"), otherwise than as provided in the foregoing Sections 5.1(a) and 5.1(b) above, at a price per share less, or for other consideration lower, than the Current Market Price in effect immediately prior to such issuances, or without consideration, except for issuances under employee benefit plans consistent with those presently in effect and issuances under presently outstanding warrants, options or convertible securities, to officers, directors or employees of the Company, or otherwise under the Company's stock option plans;

         (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Current Market Price in effect immediately prior to such issuance;

         (e) issues any securities convertible into or exchangeable or exercisable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible, exchangeable or exercisable securities shall be less than the Current Market Price in effect immediately prior to such issuance;

         (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for the payment of dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Corporation's assets (other than under the circumstances provided for in the foregoing Sections 5.1(a) through 5.1(e)); or

         (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Sections 5.1(a) through 5.1(f), inclusive, which in the opinion of the Corporation's Board of Directors, determined in good faith, would have a material adverse effect upon the rights of the Holder at the time of a conversion of the Preferred Stock.

         SECTION 5.2 Exercise of  Conversion  Privilege.  (a)  Conversion of the
                     ----------------------------------
Series B Preferred Stock may be exercised, in whole or in part, by the Holder by telecopying an executed and completed notice of conversion in the form annexed hereto as Annex I (the "Conversion Notice") to the Corporation. Each date on which a Conversion Notice is telecopied to and received by the Corporation in accordance with the provisions of this Section 5.2 shall constitute a Conversion Date. The Corporation shall convert the Preferred Stock and issue the Common Stock Issued at Conversion effective as of the Conversion Date at the time set forth in the Conversion Notice. The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. If such conversion will result in the conversion of all of such holder's shares of Series B Preferred Stock the Holder shall deliver the shares of Series B Preferred Stock to the Corporation by express courier within 30 days following the date on which the telecopied Conversion Notice has been transmitted to the Corporation. Upon surrender for conversion, the Series B Preferred Stock shall be accompanied by a proper assignment hereof to the Corporation or be endorsed in blank. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than three Business Days after the Corporation's receipt of such Conversion Notice, the Corporation shall (i) issue the Common Stock issued at Conversion in accordance with the provisions of this
Article 5, and (ii) cause to be mailed for delivery by overnight courier to the Holder a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, together with cash, as provided in Section 5.3, in respect of any fraction of a Share issuable upon such conversion. Holder shall indemnify the Corporation for any damages to third parties as a result of a claim by such third party to ownership of the Preferred Stock converted prior to the receipt of the Series B Preferred Stock by the Corporation. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates so long as the Series B Preferred Stock shall have been surrendered, if required, as aforesaid at such time, and at such time the rights of the Holder of the Series B Preferred Stock, as such, shall cease and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby. The Conversion Notice shall constitute a contract between the Holder and the Corporation, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 5.4), to surrender the Series B Preferred Stock and to release the Corporation from all liability thereon.

         (b) If, at any time (i) the Corporation challenges, disputes or denies the right of the Holder hereof to effect the conversion of the Series B Preferred Stock into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 5.2 (other than with respect to the calculation of the number of Common Shares covered by the Conversion Notice) or (ii) any third party commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the Holder hereof to effect the conversion of the Series B Preferred Stock into Common Shares, then the Holder shall have the right, by written notice to the Corporation, to require the Corporation to promptly redeem the Series B Preferred Stock for cash at a redemption price equal to one hundred and forty percent (140%) of the Conversion Amount of the shares sought to be converted by the holder that are the subject of such injunction (the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, the Corporation shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

         (c) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code").In the event the Corporation is a debtor under the Bankruptcy Code, the Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the holder's conversion privilege. The Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the conversion of the Series B Convertible Preferred Stock. The Corporation agrees, without cost or expense the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

         SECTION 5.3  Fractional  Shares.  No fractional  Common Shares or scrip
                      ------------------
representing fractional Common Shares shall be issued upon conversion of the Series B Preferred Stock. Instead of any fractional Common Shares which otherwise would be issuable upon conversion of the Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction.

         SECTION 5.4 Reclassification,  Consolidation, Merger or Mandatory Share
                     -----------------------------------------------------------
Exchange; Adjustments for Splits, Combinations. (a) At any time while the Series
----------------------------------------------
B Preferred Stock remains outstanding and any shares thereof have not been converted, in case of any reclassification or change of Outstanding Common Shares issuable upon conversion of the Series B Preferred Stock (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon conversion of the Series B Preferred Stock) or in case of any consolidation, merger or mandatory share exchange of the Corporation with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Corporation is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of Outstanding Common Shares upon conversion of the Series B Preferred Stock), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation, or such successor, resulting or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new Series B Preferred Stock providing that the Holder shall have the right to convert such new Series B Preferred Stock (upon terms and conditions not less favorable to the Holder than those in effect pursuant to the Series B Preferred Stock) and to receive upon such exercise, in lieu of each Common Share theretofore issuable upon conversion of the Series B Preferred Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of one Common Share issuable upon conversion of the Series B Preferred Stock had the Series B Preferred Stock been converted immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. The provisions of this Section 5.4 shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

         (b) The Conversion Price and the number of Common Shares into which the Series B Preferred Stock shall be convertible shall be adjusted for stock splits, combinations, or other similar events. Additionally, an adjustment will be made in the case of an exchange of Common Shares, consolidation or merger of the Corporation with or into another corporation or sale of all or substantially all of the assets of the Corporation in order to enable the holder of Series B Preferred Stock to acquire the kind and the number of shares of stock or other securities or property receivable in such event by a holder of the number of Common Shares that might otherwise have been issued upon the conversion of the Series B Preferred Stock. No adjustment to the Conversion Price will be made for dividends (other than stock dividends), if any, paid on the Common Shares.

         SECTION 5.5 Adjustments to Conversion  Ratio. For so long as any shares
                     --------------------------------
of the Series B Preferred Stock are outstanding, if after the Issue Date the Corporation issues and sells (A) Common Shares at a purchase price on the date of issuance thereof that is lower than the Conversion Price at such date, other than with respect to the exercise of options, warrants or convertible securities outstanding on the Issue Date or with respect to the Warrants or on conversion of the Series B Preferred (B) warrants or options with an exercise price representing a percentage of the Current Market Price with an exercise price on the date of issuance of the warrants or options that is lower than the Conversion Price at such date, except for employee stock option agreements or stock incentive agreements of the Corporation, or (C) convertible, exchangeable or exercisable securities with a right to exchange at lower than the Conversion Price on the Issue Date, as applicable, of such convertible, exchangeable or exercisable securities, except, in each case, for stock option agreements or stock incentive agreements, then the Conversion Ratio shall be reduced to equal the lowest of any such lower rates since the most recently received Conversion Notice, and such Adjusted Conversion Price shall apply to any future Conversion Notices received by the Corporation. The Adjusted Conversion Price as it may exist from time to time shall not apply retroactively to any shares of Series B Preferred Stock converted prior to the implementation of such Adjusted Conversion Price.

         SECTION  5.6  Optional   Redemption.   At  any  time  after  the  first
                       ---------------------
anniversary of the Issue Date, the Corporation, upon notice delivered to the Holder as provided in Section 5.7, may redeem the Series B Preferred Stock (but only with respect to such shares as to which the Holder has not theretofore furnished a Conversion Notice in compliance with Section 5.2), at a price (the "Optional Redemption Price") equal to the greater of (i) the sum of $1,400 and the Additional Amount per share of such Series B Preferred Stock and (ii) the Market Price of the Common Stock into which such shares of Series B Preferred Stock could be converted on the date of such notice.

         SECTION 5.7 Notice of Redemption.  (a)Notice of redemption  pursuant to
                     --------------------
Section 5.6 shall be provided by the Corporation to the Holder in writing (by registered mail or overnight courier at the Holder's last address appearing in the Corporation's security registry) not less than ten (10) nor more than thirty
(30) days prior to the dated stipulated by the Corporation for the redemption of the Series B Preferred Stock (the "Redemption Date"), which notice shall specify the Redemption Date and refer to Section 5.6 and this Section 5.7.

         (b) Upon receipt of the Redemption Notice, the recipient thereof shall have the option, at its sole election, to specify what portion of the Series B Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in Section 5.6 or converted into Common Stock in the manner provided in Section 5.1. If the holder of the Series B Preferred Stock called for redemption elects to convert any of such shares, then such conversion shall take place on the Conversion Date specified by the holder, but in no event after the Redemption Date, in accordance with the terms of Section 5.1.

         SECTION 5.8 Surrender of Preferred  Stock.  Upon any  redemption of the
                     -----------------------------
Series B Preferred Stock pursuant to Sections 5.6 or 5.7, the Holder shall either deliver the Series B Preferred Stock by hand to the Corporation at its principal executive offices or surrender the same to the Corporation at such address by express courier. Payment of the Optional Redemption Price specified in Section 5.6 shall be made by the Corporation to the Holder against receipt of the Series B Preferred Stock (as provided in this Section 5.8) by wire transfer of immediately available funds to such account(s) as the Holder shall specify to the Corporation. If payment of such redemption price is not made in full by the Mandatory Redemption Date or the Redemption

Date, as the case may be, the Holder shall again have the right to convert the Series B Preferred Stock as provided in Article 5 hereof.

         SECTION 5.9  Mandatory  Conversion.  On the fourth  anniversary  of the
                      ---------------------
Issue Date (the "Mandatory Conversion Date"), the Corporation shall convert all Series B Preferred Stock outstanding, together with the Additional Amount thereon, at the Conversion Price or, at the option of the Corporation, buy out all such holders (including the Additional Amount on the shares of Series B Preferred Stock then outstanding) in cash, at the then effective Conversion Price. Notwithstanding the previous sentence, unless the Corporation shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of the NASDAQ or such other stock market as the Corporation shall be required to comply with, the Corporation shall not issue shares of Common Stock upon conversion of any shares of Series B Preferred Stock if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation (i) upon conversion of shares of the Series B Preferred Stock and (ii) upon exercise of the Warrants issued pursuant to the terms of the Securities Purchase Agreement, would equal or exceed twenty percent (20%) of the number of shares of the Corporation's Common Stock which were issued and outstanding on the Closing Date (the "Maximum Issuance Amount"). In the event that a Mandatory Conversion would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall complete such Mandatory Conversion by (i) converting shares of Series B Preferred Stock which would result in the Corporation issuing shares of Common Stock equal to one less than an amount which would result in the Corporation issuing shares equal to the maximum Issuance Amount and (ii) redeeming the remaining shares of Series B Preferred Stock in cash at a price equal to the Optional Redemption Price.

         SECTION 5.10  Compliance with Section 13(d).  Notwithstanding  anything
                       -----------------------------
herein to the contrary, except on the Mandatory Conversion Date, the Holder shall not have the right, and the Company shall not have the obligation, to convert all or any portion of the Series B Preferred Stock if and to the extent that the issuance to the Holder of shares of Common Stock upon such conversion would result in the Holder being deemed the "beneficial owner" of more than 5% of the then outstanding shares of Common Stock within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than 5% of the then outstanding shares of Common Stock, then the Corporation shall redeem so many of such Holder's shares (the "Redemption Shares") of Series B Preferred Stock as are necessary to cause such Holder to be deemed the beneficial owner of not more than 5% of the then outstanding shares of Common Stock. Upon such determination by a court of competent jurisdiction, the Redemption Shares shall immediately and without further action be deemed returned to the status of authorized but unissued shares of Series B Preferred Stock and the Holder shall have no interest in or rights under such Redemption Shares. Such redemption shall be for cash at the Optional Redemption Price.

         SECTION 5.11 Stockholder  Approval.  Unless the Corporation  shall have
                      ---------------------
obtained the approval of its voting stockholders to such issuance in accordance with the rules of the

NASDAQ or such other stock market as the Corporation shall be required to comply with, the Corporation shall not issue shares of Common Stock upon conversion of any shares of Series B Preferred Stock, if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation (i) upon conversion of shares of the Series B Preferred Stock and
(ii) upon exercise of the Warrants issued pursuant to the terms of the Securities Purchase Agreement, would equal or exceed twenty percent (20%) of the number of shares of the Corporation's Common Stock which were issued and outstanding on the Closing Date (the "Maximum Issuance Amount"). If in the event of the circumstances provided in the preceding sentence, a properly executed
Conversion Notice is received by the Corporation which would require the Corporation to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Corporation shall honor such conversion request by (i) converting the number of shares of Series B Preferred Stock stated in the Conversion Notice not in excess of the Maximum Issuance Amount and (ii) redeeming the number of shares of Series B Preferred Stock stated in the Conversion Notice equal to or in excess of the Maximum Issuance Amount in cash at the Optional Redemption Price of the shares of Series B Preferred Stock to be so redeemed.

         SECTION 5.12 Notice of Certain Events. In the case of the occurrence of
                      ------------------------
any event described in  subparagraphs  (a), (b) or (f) of Section 5.1 or Section
5.4 of this Certificate of Designations, the Corporation shall cause to be mailed to the Holder of the Series B Preferred Stock at its last address as it appears in the Corporation's security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days notice is not practicable, at the earliest practicable date prior to any such record, effective or expiration date), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the holders of record of Series B Preferred Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Series B Preferred Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.


                                    ARTICLE 6
                                  VOTING RIGHTS

         Holders of the Series B Preferred Stock have no voting power, except as otherwise provided by the Delaware General Corporation Law ("DGCL"), in this
Article 6, and in Article 7 below.

         Notwithstanding the above, the Corporation shall provide each Holder of Series B Preferred Stock with prior notification of any meeting of the stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Corporation of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each Holder, at least thirty (30) days prior to (or such shorter period that the Corporation first becomes aware of) the consummation of the transaction or event, whichever is earlier), of the date on which any such action is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

         To the extent that under the DGCL the vote of the holders of the Series B Preferred Stock, voting separately as a class or series applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series B Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the holders of a majority of the shares of Series B Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. Holders of the Series B Preferred Stock shall be entitled to notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the DGCL.

                                    ARTICLE 7
                              PROTECTIVE PROVISIONS

         So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least 85% of the then outstanding shares of Series B Preferred Stock:

         (a) alter or change the rights, preferences or privileges of the Series B Preferred Stock;

         (b) create any new class or series of capital stock having a preference over the Series B Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series B Preferred Stock;

         (c) increase the authorized number of shares of Series B Preferred Stock; or

         (d) do any act or thing not authorized or contemplated by this Certificate of Designations which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

         In the event holders of at least 85% of the then outstanding shares of Series B Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock, pursuant to subsection (a) above, so as to affect the Series B Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series B Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Designations as they exist prior to such alteration or change or continue to hold their shares of Series B Preferred Stock.

                                    ARTICLE 8
                                  MISCELLANEOUS

         SECTION 8.1  Loss, Theft,  Destruction of Preferred Stock. Upon receipt
                     ---------------------------------------------
of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of shares of Series B Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series B Preferred Stock, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated shares of Series B Preferred Stock, new shares of Series B Preferred Stock of like tenor. The Series B Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 8.1 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series B Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

         SECTION 8.2  Who Deemed Absolute  Owner.  The  Corporation may deem the
                      --------------------------
Person in whose name the Series B Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series B Preferred Stock for the purpose of the conversion of the Series B Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such conversion shall be valid and effectual to satisfy and discharge the liability upon the Series B Preferred Stock to the extent of the sum or sums so paid or the conversion so made.

         SECTION  8.3 Register.  The  Corporation  shall  keep at its  principal
                      --------
office a register in which the Corporation shall provide for the registration of the Series B Preferred Stock. Upon any transfer of the Series B Preferred Stock in accordance with the provisions hereof, the Corporation shall register such transfer on the Series B Preferred Stock register.

         The Corporation may deem the person in whose name the Series B Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series B Preferred Stock for the purpose of the conversion of the Series B Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such conversions shall be valid and effective to satisfy and discharge the liability upon the Series B Preferred Stock to the extent of the conversion or conversions so made.

         SECTION 8.4  Reservation of Stock. The  Corporation, upon the effective
                      --------------------
date of this Certificate of Designations, has a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Series B Preferred Stock, including the Additional Amount, at an assumed Conversion Price of $0.25. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series B Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non-assessable. The Corporation will take all such action as may be so taken without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed to have a sufficient number of authorized but unissued shares of Common Stock to issue upon conversion of the Series B Preferred Stock. The Corporation will not take any action which results in any adjustment of the conversion rights if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series B Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation, as amended.

         SECTION 8.5  Withholding. To the extent required by applicable law, the
                      -----------
Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series B Preferred Stock.

         SECTION 8.6  Headings.  The  headings of  the  Articles and Sections of
                      --------
this Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations.


         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by its duly authorized officers on this 22nd day of September, 2000.

                                                   ADATOM.COM, INC.



                                                   By:/s/RICHARD S. BARTON
                                                      ------------------------
                                                      Name:  Richard S. Barton
                                                      Title: President and CEO



                                                   By:/s/MICHAEL M. WHEELER
                                                      -------------------------
                                                      Name:  Michael M. Wheeler
                                                      Title:    Controller

                                                                         ANNEX I

                           [FORM OF CONVERSION NOTICE]

TO:
         ----------------------------

         ----------------------------

         ----------------------------


         The undersigned owner of this Series B Convertible Preferred Stock (the "Series B Preferred Stock") issued by Adatom.com, Inc. (the "Corporation") hereby irrevocably exercises its option to convert _______ shares of the Series B Preferred Stock into shares of the common stock, $.01 par value, of the Corporation ("Common Stock"), in accordance with the terms of the Certificate of Designations. The undersigned hereby instructs the Corporation to convert the number of shares of the Series B Preferred Stock specified above into Shares of Common Stock Issued at Conversion in accordance with the provisions of Article 5 of the Certificate of Designations. The undersigned directs that the Common Stock issuable and certificates therefor deliverable upon conversion, the Series B Preferred Stock recertificated, if any, not being surrendered for conversion hereby, together with any check in payment for fractional Common Stock, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Certificate of Designations.

Dated:
      ----------------



----------------------------
          Signature

         Fill in for registration of Series B Preferred Stock:


Please print name and address (including zip code number):

---------------------------------

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